Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with this quarterly filing of DNAPrint Genomics, Inc., a Utah corporation (the “Company”), on Form 10QSB for the quarter ending March 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, Richard Gabriel,  Chief Executive Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	May 14, 2007

By:	/s/ Richard Gabriel
Richard Gabriel
Chief Executive Officer